DEAN HELLER
Secretary of State\

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708

Articles of Incorporation	FILED# C32503-03
(PURSUANT TO NRS 78)	DECEMBER 29, 2003
IN THE OFFICE OF
DEAN HELLER
SECRETARY OF STATE

Name of	FRESCA WORLDWIDE TRADING CORPORATION
Corporation:
Registered Agent	JOHN R. GLUSHKO
Name and Street	000 MASON AVE LAS VEGAS, NEVADA 89102
Address:

Shares	Number of	Number of
(number of shares	shares with	shares without
corporation	par value: 50,000,000	par value:
authorized to issue):
Par value: $.001

Names and Address	INNA SHEVELEVA
of Board of Directors/	4055 WETZEL RD LIVERPOOL, NY 13090
Trustees:

Purpose:	The purpose of this Corporation shall be:

Names, Address, and	DAVID L. SURINA
Signature of Incorporator:	931 W. 75TH ST. STE 137-317 NAPERVILLE, IL 60565

Certificate of Acceptance	I hereby accept appointment as Resident Agent for the
of Appointment of	above named Corporation.
Resident Agent:

/S/ John R. Glushko	12/5/03

Authorized Signature of R.A. or	Date
On Behalf of R.A. Company